 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2019

LIBERATED SYNDICATION INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-209599	47-5224851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5001 Baum Boulevard Pittsburgh, Pennsylvania 15213
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (412) 621-0902

_____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.  Entry into a Material Definitive Agreement.

On March 15, 2019, the compensation committee of the board of directors of Liberated Syndication Inc, a Nevada corporation (the “Company”) approved the modification and extension of the existing stock agreements each dated April 13, 2017, with its Chief Executive Officer, Christopher J. Spencer, and its Chief Financial Officer, John Busshaus by entering into two new Stock Agreements (the “Stock Agreements”), each dated March 15, 2019 (the “Agreement Date”). Two milestones for the stock awards have been modified as follows or the stock will be forfeited: 1) Up-list to NASDAQ or NYSE within 18 months of the Agreement Date ; 2) Market cap of $80 Million for 5 consecutive days within 18 months of the Agreement Date. These extensions and modifications will not involve the issuance of additional shares of common stock, nor the recording of additional expense.

The Stock Agreements of Messrs. Spencer and Busshaus are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.   The foregoing descriptions of the Stock Agreements do not purport to be complete and are qualified in their entirety by reference to such exhibits.

On the same date, the compensation committee of the board of director of the Company also approved the entry into new employment agreements with its Chief Executive Officer, Christopher J. Spencer, and its Chief Financial Officer, John Busshaus to extend their employment to February 28, 2023 (the “Employment Agreements”).  Under the terms of the Employment Agreements, the Company agreed to employ Messrs. Spencer and Busshaus for a period of an additional three years, beginning on March 1, 2020, and terminating on February 28, 2023, at annual salaries of $400,000 and $350,000, respectively.  Each Employment Agreement will automatically be extended for an additional one year period on each renewal date, unless the Company gives the employee at least 90 days’ written notice that it does not wish to extend such Employment Agreement.  At the end of the term of each employee’s respective Employment Agreement, he will receive a bonus equal to twice his annual salary.

Each Employment Agreement contains standard non-disclosure covenants, as well as standard non-competition and non-solicitation restrictions for a period of six months after termination of employment.

The Employment Agreements of Messrs. Spencer and Busshaus are filed herewith as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.   The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 9.01    Financial Statements and Exhibits

(a) Exhibits

Description
10.1	Stock Agreement of Christopher J. Spencer dated March 15, 2019*
10.2	Stock Agreement of John Busshaus dated March 15, 2019*
10.3	Employment Agreement of Christopher J. Spencer dated March 15, 2019*
10.4	Employment Agreement of John Busshaus dated March 15, 2019*

* Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2019	LIBERATED SYNDICATION INC.
	By:	/s/ Christopher J. Spencer
Name: Christopher J. Spencer
Title: CEO and President